News Release

Nextel Communications, Inc. 2001 Edmund Halley Drive Reston, VA 20191

Contacts:
Investors: Paul Blalock (703) 433-4300
Media: Audrey Schaefer (240) 876-1588

Nextel Reports Record Third Quarter 2003 Results

- Income of $346 Million, or $0.33 per share including Debt Retirement Charges -
- Operating Income before Depreciation and Amortization of $1.13 Billion -
- Record Quarterly Subscriber Additions of 646,000; Over 12.3 Million Total Subscribers -
- Additional De-leveraging Activities Drive Net Debt to Under $9 Billion -
- 2003 Guidance Raised; Free Cash Flow Target Now $1 Billion or More -

RESTON, Va. - October 16, 2003 — Nextel Communications, Inc. (NASDAQ: NXTL), today announced record financial results for third quarter 2003 including income available to common stockholders of $346 million, or $0.33 per share, which includes the impact of debt retirement charges of $132 million, or $0.13 per share. Revenue was $2.9 billion, a 27% increase over last year’s third quarter. Operating income before depreciation and amortization was $1.13 billion for the third quarter, increasing by 29% over the third quarter of the prior year. Nextel added approximately 646,000 subscribers during the third quarter, bringing total subscribers to 12.3 million at September 30, not including 245,000 ending subscribers from Nextel’s Boost Mobile subsidiary which added 102,000 additional subscribers during the third quarter.

“Nextel’s passion is to help people get things done. Increasing customer demand for our services has once again led to record revenue and profitability performance,” said Tim Donahue, Nextel’s president and CEO. “Nextel continues to distance itself from the competition by growing the lifetime value of the industry’s best customers. We’re looking forward to a strong finish to 2003 and, once again, we are raising our guidance, in our relentless drive to be the leader in wireless communications.”

“Continual improvements across-the-board are driving our excellent results,” said Tom Kelly, Nextel’s executive vice president and COO. “Our network quality and differentiated products and services are driving record subscriber additions as well as further improvement in our industry leading customer satisfaction. Nextel’s Nationwide Direct ConnectSM service is fully up and running. In the last 60 days, approximately one third of our customers have used this new feature to instantly communicate with the more than 13 million Nextel and Nextel Partners subscribers in the U.S. and with NII Holdings subscribers in Baja, Mexico. Next week, we begin the launch of an exciting new lineup of handsets and we look forward to continuing our mission to serve the most important customers in the wireless industry and helping them to get things done.”

Nextel’s average monthly service revenue per subscriber (ARPU) was approximately $71 for the third quarter, up from $69 in the second quarter and significantly higher than estimates for other national wireless carriers. Customer churn was approximately 1.4% for the third quarter, the best since 1997.

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“We are posting outstanding results from operations and building on Nextel’s track record of meeting or exceeding our expectations,” said Paul Saleh, Nextel’s executive vice president and CFO. “We achieved record results this quarter including operating income before depreciation and amortization of $1.13 billion, or a 43% service revenue margin. Additionally, our consistently strong operating performance, positive outlook and substantial liquidity position allowed us to continue to strengthen our financial profile. During the quarter, we proactively reduced Nextel’s net debt (long term debt less cash and short term investments) to under $9 billion. Given our strong momentum, we are once again raising our financial guidance for the full year. Nextel is now targeting $1 billion or more in free cash flow and $1.15 or more in earnings per share for 2003.”

For the quarter ending September 30, 2003, Nextel retired approximately $2.2 billion in principal amount of its outstanding indebtedness in exchange for approximately $1.76 billion in cash and 30 million shares of common stock valued at $584 million. Additionally, during the quarter, Nextel announced another $1.3 billion of redemptions to be completed in the fourth quarter. The company also raised approximately $2.0 billion of 12 year 7.375% Senior Notes and approximately $500 million from equity issued under the Direct Stock Purchase Plan. Nextel may from time to time as it deems appropriate enter into similar transactions, which in the aggregate may be material. Common shares outstanding at September 30, 2003 were approximately 1.096 billion.

Capital expenditures for the third quarter 2003 were $403 million. Total minutes of use on the Nextel National Network grew by 39% in the third quarter to 26.9 billion compared with the prior year’s third quarter.

2003 Guidance (Revised to reflect positive business trends through third quarter)

Nextel is raising its guidance. This guidance is forward-looking and is based upon management’s current beliefs as well as a number of assumptions concerning future events and as such, should be taken in the context of the risks and uncertainties outlined in the Securities and Exchange Commission filings of Nextel Communications Inc. The new guidance is:

•	Free cash flow of more than $1 billion – up from $600 million

•	Earnings per share of $1.15 or more – up from at least $1.00

•	Operating income before depreciation and amortization of $4.1 billion or more – up from $3.9 billion

•	Capital expenditures of $1.8 billion or less – unchanged

•	Net subscriber additions (excluding Boost Mobile) of approximately 2.2 million – up from 1.9 million or more.

In addition to the results prepared in accordance with Generally Accepted Accounting Principles (GAAP) provided throughout this press release, Nextel has presented non-GAAP financial measures, such as operating income before depreciation and amortization, free cash flow and ARPU. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations and information about how to access the conference call discussing Nextel’s third quarter results visit the ‘Investor Relations’ link under the ‘About Nextel’ tab at www.nextel.com.

About Nextel

Nextel Communications, a Fortune 300 company based in Reston, Va., is a leading provider of fully integrated wireless communications services and has built the largest guaranteed all-digital wireless network in the country covering thousands of communities across the United States. Nextel and Nextel Partners, Inc., currently serve 293 of the top 300 U.S. markets. Through recent market launches, Nextel and Nextel Partners service is available today in areas of the U.S. where approximately 243 million people live or work.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including our future expectations concerning our financial and operating

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performance. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel’s actual future experience involving any one or more of such matters and subject areas. Nextel has attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from Nextel current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, including those associated with NEXTEL DIRECT CONNECT™ and our planned upgrade to our voice coder technology, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and the other risks and uncertainties that are described from time to time in Nextel reports filed with the SEC, including Nextel’s annual report on Form 10-K for the year ended December 31, 2002 and in its quarterly report on Form 10-Q for the quarterly period ended June 30, 2003. This press release speaks only as of its date, and Nextel disclaims any duty to update the information herein.

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NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Consolidated Statements of Operations
(in millions, except per share amounts)

	For the nine months ended		For the three months ended
	September 30,		September 30,

	2003	2002	2003	2002

Operating revenues

Service revenues	$7,194	$6,002	$2,599	$2,139

Handset and accessory revenues (1)	620	388	288	140

	7,814	6,390	2,887	2,279

Operating expenses

Cost of service (exclusive of depreciation included below)	1,218	1,100	441	383

Cost of handset and accessory revenues (1)	1,040	759	415	235

Selling and marketing	1,337	1,138	482	412

General and administrative	1,180	1,113	420	371

Restructuring and impairment charges	—	35	—	—

Depreciation and amortization	1,264	1,199	429	412

Operating income	1,775	1,046	700	466

Interest expense	(664)	(813)	(220)	(271)

Interest income	32	45	10	14

(Loss) gain on retirement of debt, net of debt conversion cost of $0, $134, $0 and $87 (2)	(139)	347	(132)	208

Reduction in fair value of investment	(2)	(38)	—	(3)

Other (expense) income, net (3)	(35)	(299)	11	(23)

Income before income tax provision	967	288	369	391

Income tax provision	(70)	(373)	(21)	(8)

Net income (loss)	897	(85)	348	383

(Loss) gain on retirement of mandatorily redeemable preferred stock	(7)	457	—	193

Mandatorily redeemable preferred stock dividends and accretion	(55)	(175)	(2)	(50)

Income available to common stockholders	$835	$197	$346	$526

Earnings per common share

Basic	$0.81	$0.23	$0.33	$0.58

Diluted	$0.79	$0.22	$0.32	$0.55

Weighted average number of common shares outstanding

Basic	1,030	851	1,050	911

Diluted	1,060	888	1,091	988

Selected Balance Sheet Data
(in millions)

	September 30,	December 31,
	2003	2002

Cash, cash equivalents and short-term investments	$3,563	$2,686

Accounts and notes receivable, net of allowance for doubtful accounts of $91 and $127	1,217	1,077

Property, plant and equipment, net	8,802	8,918

Intangible assets, net	6,937	6,607

Total assets	21,440	21,484

Long-term debt, including current portion	12,204	12,278

Capital lease and finance obligations, including current portion	184	272

Total liabilities	16,409	17,623

Mandatorily redeemable preferred stock	96	1,015

Stockholders’ equity	4,935	2,846

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Adjusted Income Available to Common Stockholders Data
(in millions, except per share amounts)

	For the nine months ended		For the nine months ended
	September 30, 2003		September 30, 2002

		Basic EPS		Basic EPS

Income available to common stockholders	$835	$0.81	$197	$0.23

Restructuring and impairment charges	—	—	35	0.04

Loss (gain) on retirement of debt, net	139	0.13	(347)	(0.41)

Equity in losses of NII Holdings — pre-bankruptcy emergence	—	—	226	0.27

Reduction in fair value of investment	2	—	38	0.05

SFAS No. 142 income tax provision adjustment	—	—	335	0.39

Loss (gain) on retirement of mandatorily redeemable preferred stock	7	0.01	(457)	(0.54)

Adjusted income available to common stockholders (4)	$983	$0.95	$27	$0.03

	For the three months ended		For the three months ended
	September 30, 2003		September 30, 2002

		Basic EPS		Basic EPS

Income available to common stockholders	$346	$0.33	$526	$0.58

Loss (gain) on retirement of debt, net	132	0.13	(208)	(0.23)

Reduction in fair value of investment	—	—	3	—

Gain on retirement of mandatorily redeemable preferred stock	—	—	(193)	(0.21)

Adjusted income available to common stockholders (4)	$478	$0.46	$128	$0.14

Other Data

	For the three months ended

	September 30,	June 30,	March 31,
	2003	2003	2003

Handsets in service, end of period (in thousands) (5)	12,329	11,683	11,092

Net handset additions (in thousands) (5)	646	591	480

Average monthly minutes of use per handset	740	720	650

Average monthly revenue per handset/unit (ARPU) (6)	$71	$69	$67

Cost per gross add (CPGA) (7)	$450	$460	$450

Cash cost per handset/unit (CCPU) (8)	$24	$23	$23

Operating income before depreciation and amortization (OIBDA) (in millions) (9)	$1,129	$1,004	$906

Bad debt expense included in general and administrative (in millions)	$20	$25	$56

Bad debt expense as a percentage of operating revenues	0.7%	1.0%	2.4%

Capital Expenditures
(in millions)

	For the nine months ended		For the three months ended
	September 30,		September 30,

	2003	2002	2003	2002

Cash paid for capital expenditures, excluding capitalized interest	$1,131	$1,372	$424	$356

Changes in capital expenditures accrued or unpaid	(21)	(49)	(21)	45

Capital expenditures, excluding capitalized interest	1,110	1,323	403	401

Capitalized interest	27	36	7	11

Total capital expenditures	$1,137	$1,359	$410	$412

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Condensed Consolidated Statements of Cash Flows
(in millions)

	For the nine months ended		For the three months ended
	September 30,		September 30,

	2003	2002	2003	2002

Cash flows from operating activities

Net income (loss)	$897	$(85)	$348	$383

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation and amortization	1,264	1,199	429	412

Change in accrued interest on short-term investments	(9)	(19)	(3)	(6)

Other	242	418	104	(185)

Net cash provided by operating activities	2,394	1,513	878	604

Cash flows from investing activities

Cash paid for capital expenditures, including capitalized interest	(1,158)	(1,408)	(431)	(367)

Payments for licenses, acquisitions and other, net of cash acquired	(263)	(416)	(25)	(99)

Cash relinquished as a result of deconsolidation of NII Holdings	—	(250)	—	—

Net changes in short-term investments and other	(179)	62	(45)	201

Net cash used in investing activities	(1,600)	(2,012)	(501)	(265)

Cash flows from financing activities

Purchase and retirement of debt securities and mandatorily redeemable preferred stock	(2,466)	(689)	(1,759)	(394)

Proceeds from issuance of debt securities	1,983	—	1,983	—

Proceeds from issuance of stock	605	1	569	1

Repayments under capital lease and finance obligations	(35)	(77)	(10)	(28)

Repayments under long-term credit facility	(148)	—	(49)	—

Borrowings under long-term credit facility	69	—	—	—

Payment for capital lease buy-out	(54)	—	—	—

Mandatorily redeemable preferred stock dividends	(57)	—	(15)	—

Other	(2)	4	(1)	4

Net cash (used in) provided by financing activities	(105)	(761)	718	(417)

Net increase (decrease) in cash and cash equivalents	689	(1,260)	1,095	(78)

Cash and cash equivalents, beginning of period	1,846	2,481	1,440	1,299

Cash and cash equivalents, end of period	$2,535	$1,221	$2,535	$1,221

Free Cash Flow Schedule
(in millions)

	For the nine months ended		For the three months ended
	September 30,		September 30,

	2003	2002	2003	2002

OIBDA (9)	$3,039	$2,245	$1,129	$878

Capital expenditures, excluding capitalized interest	(1,110)	(1,323)	(403)	(401)

Payments for licenses, acquisitions and other	(263)	(416)	(25)	(99)

Changes in working capital and other	(96)	(284)	(60)	(89)

Unlevered free cash flow (10)	1,570	222	641	289

Net interest paid, including capitalized interest	(588)	(514)	(216)	(145)

Mandatorily redeemable preferred stock dividends	(57)	—	(15)	—

Free cash flow (10)	925	(292)	410	144

Net financing activities, excluding mandatorily redeemable preferred stock dividends	(48)	(761)	733	(417)

Cash relinquished as a result of deconsolidation of NII Holdings	—	(250)	—	—

Change in short-term investments	(188)	43	(48)	195

Net increase (decrease) in cash and cash equivalents	$689	$(1,260)	$1,095	$(78)

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Long-Term Debt and Mandatorily Redeemable Preferred Stock Data
(dollars in millions)

		Book and	New debt
	June 30,	principal value	issuance and		September 30,
	2003	of retirements	other		2003

10.65% senior redeemable discount notes due 2007	$676	$676	$—		$—

9.75% senior serial redeemable discount notes due 2007 (a)	912	415	—		497

4.75% convertible senior notes due 2007	284	—	—		284

9.95% senior serial redeemable discount notes due 2008 (b)	1,293	294	—		999

12% senior serial redeemable notes due 2008, net of unamortized discount of $3 and $3 (c)	271	3	—		268

9.375% senior serial redeemable notes due 2009	1,670	71	—		1,599

5.25% convertible senior notes due 2010	607	—	—		607

9.5% senior serial redeemable notes due 2011, including a fair value hedge adjustment of $65 at June 30, 2003 and $37 at September 30, 2003	929	5	(28	)(d)	896

6% convertible senior notes due 2011	608	—	—		608

7.375% senior serial redeemable notes due 2015, including unamortized premium of $0 and $8	—	—	2,008		2,008

Bank credit facility	4,470	—	(49	)(e)	4,421

Other	17	—	—		17

Total long-term debt, including current portion	$11,737	1,464	$1,931		$12,204

13% series D exchangeable preferred stock mandatorily redeemable 2009	$375	375	$—		$—

11.125% series E exchangeable preferred stock mandatorily redeemable 2010	392	392	—		—

Zero coupon convertible preferred stock mandatorily redeemable 2013	94	—	2	(f)	96

Total mandatorily redeemable preferred stock	$861	767	$2		$96

Total retirements		$2,231

(a)	On October 31, 2003 we will redeem the entire outstanding aggregate principal amount of our 9.75% senior notes at a redemption price equal to 102.4375% of the principal amount.

(b)	On October 24, 2003 we will redeem $500 million in principal amount of our 9.95% senior notes at a redemption price equal to 104.975% of the $500 million in principal amount.

(c)	On November 1, 2003 we will redeem the entire outstanding aggregate principal amount of our 12% senior notes at a redemption price equal to 106% of the principal amount.

(d)	Represents the non-cash decrease to the fair value hedge adjustment during the quarter.

(e)	Represents scheduled principal payment on term loans.

(f)	Represents mandatorily redeemable preferred stock accretion.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Notes to Financial Data

1)	Through June 30, 2003, we recognized handset sales as revenues on a straight-line basis over the estimated customer relationship period of 3.5 years in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin, or SAB, No. 101, “Revenue Recognition in Financial Statements.” Costs of handset sales were recognized over the same period in amounts equivalent to the revenues recognized from the handset sales. The handset costs in excess of the revenues (handset subsidies) generated from handset sales were expensed immediately as these amounts exceeded our minimum contractual revenues.

Effective July 1, 2003, we adopted the provisions of Emerging Issues Task Force, or EITF, Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Under EITF Issue No. 00-21, we no longer need to consider whether a customer is able to realize utility from the handset in the absence of undelivered service, as we did under SAB No. 101. Therefore, we account for the sale of a handset as a unit of accounting separate from the subsequent service to the customer. Accordingly, we recognize revenue from handset sales and the related cost of handset revenues when title to the handset passes to the customer for all arrangements entered into beginning July 1, 2003. In addition, we recognize the portion of the activation fees allocated to the handset unit of accounting, along with an equal amount of costs, when title of the handset passes to the customer. We elected to apply the provisions of EITF Issue No. 00-21 to our existing customer relationships as of July 1, 2003. Accordingly, we reduced our total assets and liabilities by about $1.3 billion, representing substantially all of the handsets revenues and costs associated with the original sale of handsets that were deferred under SAB No. 101.

	For the nine months ended		For the three months ended
	September 30,		September 30,

	2003	2002	2003	2002

	(in millions)		(in millions)
Current period handset and accessory sales	$787	$645	$285	$232

Net effect of SAB No. 101 and EITF Issue No. 00-21	(167)	(257)	3	(92)

Handset and accessory revenues	$620	$388	$288	$140

Current period cost of handset and accessory sales	$1,211	$1,016	$416	$327

Net effect of SAB No. 101 and EITF Issue No. 00-21	(171)	(257)	(1)	(92)

Cost of handset and accessory revenues	$1,040	$759	$415	$235

2)	The 2003 loss on retirement of debt includes the loss associated with the retirement of our series D and series E preferred stock, which were classified as long-term debt effective July 1, 2003, in accordance with our adoption of Statement of Financial Accounting Standards, or SFAS, No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”

3)	Other (expense) income, net includes, among other things, equity in losses of unconsolidated affiliates, net, which represents our proportionate share of the operating results of NII Holdings, Inc. and Nextel Partners, Inc. in accordance with the equity method of accounting based upon preliminary operating results provided to us for the three-month and nine-month periods ended September 30, 2003.

4)	Adjusted income available to common stockholders represents our income available to common stockholders excluding the impacts of certain items, which include, among other things, debt and preferred stock retirements and the effect of an adoption of a new accounting standard. Adjusted income available to common stockholders as defined above may not be similar to adjusted income available to common stockholders measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that adjusted income available to common stockholders is useful because it allows investors to evaluate our operating results and related financial performance for different periods on a more comparable basis by excluding items that do not relate to the ongoing operations of our wireless business.

5)	Net handset additions represents gross handsets activated during the period less handsets deactivated. Net handset additions and handsets in service, end of period, does not include handsets attributable to test markets, such as the Boost Mobile program. These net handset additions reflect a customer churn rate of about 1.4% for the third quarter 2003 and about 1.6% for the second quarter 2003. The customer churn rate is an indicator of customer retention and represents the monthly percentage of the customer base that disconnects from service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period. Churn is not a measurement under accounting principles generally accepted in the United States and may not be similar to churn calculations of other companies.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Notes to Financial Data

6)	Average monthly revenue per handset/unit in service, or ARPU, is an industry metric that measures revenues per period from our customers divided by the weighted average number of handsets in commercial service during that period, excluding the impact of test markets such as the Boost Mobile program. ARPU as defined above may not be similar to ARPU measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue in 2003 includes revenues for such services as Boost Mobile service revenues, roaming, analog and other. ARPU can be calculated and reconciled to our consolidated statements of operations as follows:

	For the three months ended

	September 30,	June 30,	March 31,
	2003	2003	2003

	(in millions, except for ARPU)
Service revenues	$2,599	$2,385	$2,210

Less: Other revenue	46	33	24

Subscriber revenues	$2,553	$2,352	$2,186

ARPU calculated with Subscriber revenues	$71	$69	$67

ARPU calculated with Service revenues	$72	$70	$68

7)	Cost per gross add, or CPGA, is an industry metric that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA excludes the impact of test markets such as the Boost Mobile program. CPGA as defined above may not be similar to CPGA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe CPGA is a measure of the relative cost of customer acquisition. Costs unrelated to initial customer acquisition include the costs associated with retaining existing customers and costs associated with test markets such as the Boost Mobile program. CPGA can be calculated and reconciled to our consolidated statements of operations as follows:

	For the three months ended

	September 30,	June 30,	March 31,
	2003	2003	2003

	(in millions, except for CPGA)
Handset and accessory revenues	$288	$171	$161

Less: Cost of handset and accessory revenues	415	315	310

Handset and accessory subsidy costs	127	144	149

Plus: Selling and marketing	482	444	411

Statement of operations costs	609	588	560

Less: Costs unrelated to initial customer acquisition	89	68	60

Customer acquisition costs	$520	$520	$500

Cost per Gross Add from customer acquisition costs	$450	$460	$450

Cost per Gross Add from statement of operations costs	$530	$520	$505

8)	Cash cost per handset/unit, or CCPU, is calculated by dividing the sum of our cost of service and general and administrative expenses by the weighted average number of handsets in commercial service during the period. CCPU as defined above may not be similar to CCPU measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. CCPU is commonly used within our industry as an indicator of the cash expenses associated with ongoing business operations on a per handset basis. Our management uses CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to scale costs associated with providing services to customers and managing our core business operations. CCPU can be reconciled to our consolidated statements of operations as follows:

	For the three months ended

	September 30,	June 30,	March 31,
	2003	2003	2003

	(in millions, except CCPU)
Cost of service	$441	$408	$369

General and administrative	420	385	375

	$861	$793	$744

CCPU	$24	$23	$23

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Notes to Financial Data

9)	OIBDA represents operating income before depreciation and amortization. Service revenue margin represents OIBDA divided by service revenues. OIBDA and service revenue margin as defined above may not be similar to OIBDA and service revenue margin measures of other companies, are not measurements under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that OIBDA and service revenue margin provide useful information to investors because they are indicators of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures, spectrum acquisitions and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Our OIBDA and service revenue margin calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. OIBDA can be reconcilied to our consolidated statements of operations as follows:

	For the nine months ended		For the three months ended
	September 30,		September 30,

	2003	2002	2003	2002

	(in millions)		(in millions)
Operating income	$1,775	$1,046	$700	$466

Depreciation and amortization	1,264	1,199	429	412

OIBDA	$3,039	$2,245	$1,129	$878

Service revenue margin	42%	37%	43%	41%

Operating income margin	25%	17%	27%	22%

	For the three months ended

	June 30, 2003	March 31, 2003

	(in millions)	(in millions)
Operating income	$582	$493

Depreciation and amortization	422	413

OIBDA	$1,004	$906

Service revenue margin	42%	41%

Operating income margin	24%	22%

	Guidance

	For the year ended December 31, 2003

	(in millions)
Operating income	$2,350 or higher

Depreciation and amortization	1,750 or lower

OIBDA	$4,100 or higher

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Notes to Financial Data

10)	Free cash flow represents OIBDA less capital expenditures, payments for licenses, acquisitions and other, net interest paid, preferred stock dividends adjusted for changes in working capital and other. Free cash flow as defined above may not be similar to free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of cash flows. We believe that free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and dividends and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt. Free cash flow can be reconcilied to our condensed consolidated statements of cash flows as follows:

	For the nine months ended		For the three months ended
	September 30,		September 30,

	2003	2002	2003	2002

	(in millions)		(in millions)
Net cash provided by operating activities	$2,394	$1,513	$878	$604

Change in accrued interest on short-term investments	9	19	3	6

Net cash used in investing activities	(1,600)	(2,012)	(501)	(265)

Cash relinquished as a result of deconsolidation of NII Holdings	—	250	—	—

Net changes in short-term investments and other	179	(62)	45	(201)

Mandatorily redeemable preferred stock dividends	(57)	—	(15)	—

Free cash flow	$925	$(292)	$410	$144

	Guidance

	For the year ended
	December 31, 2003

	(in millions)
Net cash provided by operating activities	$3,360 or higher

Change in accrued interest on short-term investments	*

Net cash used in investing activities	(2,300) or lower

Net changes in short-term investments and other	*

Mandatorily redeemable preferred stock dividends	(60) or lower

Free cash flow	$1,000 or higher

•	For guidance purposes, we do not distinguish between short-term investments and cash and cash equivalents.

Unlevered free cash flow represents OIBDA less capital expenditures, payments for licenses, acquisitions and other adjusted for changes in working capital and other. Unlevered free cash flow as defined above may not be similar to unlevered free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of cash flows. We believe that unlevered free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations and our ability to fund interest payments, preferred stock dividends, scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt. Unlevered free cash flow can be reconciled to our condensed consolidated statements of cash flows as follows:

	For the nine months ended		For the three months ended
	September 30,		September 30,

	2003	2002	2003	2002

	(in millions)		(in millions)
Net cash provided by operating activities	$2,394	$1,513	$878	$604

Change in accrued interest on short-term investments	9	19	3	6

Net cash used in investing activities	(1,600)	(2,012)	(501)	(265)

Cash relinquished as a result of deconsolidation of NII Holdings	—	250	—	—

Net changes in short-term investments and other	179	(62)	45	(201)

Net interest paid, including capitalized interest	588	514	216	145

Unlevered free cash flow	$1,570	$222	$641	$289